                                                                 EXHIBIT 10.16


                                October 19, 1999



The Board of Directors
Advantage Learning Systems, Inc.
2911 Peach Street
Wisconsin Rapids, WI  54495-8036

Ladies and Gentlemen:

          As you are aware, we have in the past several months considered the sale of some of our shares of Common Stock of Advantage Learning Systems, Inc. in a public offering (a "secondary offering"). One of our primary reasons for considering a secondary offering was the advice we have received that a secondary offering would be beneficial to the market for ALSI Common Stock. While we have determined not to go forward with a secondary offering at this time, we believe it would be beneficial to ALSI and to us to set forth the expense allocation with respect to a secondary offering if we should determine to proceed with such a transaction in the future.

          Based upon our mutual expectation that a secondary offering will be beneficial both to us and to ALSI, we and ALSI hereby agree that the expenses of any secondary offering of our ALSI Common Stock will be allocated as follows:

          ALSI will bear the following expenses:

          - registration and filing fees, and fees and expenses of compliance with securities or blue sky laws,

          -        printing and printing related expenses,

          -        fees and disbursements of counsel for ALSI,

          -        fees and disbursements of accountants,

          - travel costs (to the extent not paid or reimbursed by third parties),

          - the expenses and fees for listing or admitting the ALSI Common Stock to be sold on The Nasdaq Stock Market, and

          -        other incidental costs.

          We (Terrance D. Paul and Judith A. Paul) will bear the following expenses:

          - underwriting discounts and commissions relating to the sale of our shares of ALSI Common Stock, and

          - the fees and expenses of separate counsel, if any, that we retain to represent us.

          All parties acknowledge that this letter agreement does not obligate ALSI or the Pauls to proceed with any secondary offering. This letter agreement only sets forth the expense allocation if the parties determine to proceed with a secondary offering. This agreement shall be governed and construed in accordance with the laws of Wisconsin.

          If you are in agreement with the foregoing, please sign and return one copy of this letter which will constitute an agreement with respect to the subject matter of this letter.

                                                   Very truly yours,


                                                   /s/ Judith A. Paul
                                                   -----------------------
                                                   Judith A. Paul


                                                   /s/ Terrance D. Paul
                                                   -----------------------
                                                   Terrance D. Paul

Agreed:

ADVANTAGE LEARNING SYSTEMS, INC.


By:  /s/ Michael H. Baum
     ---------------------------
         Michael H. Baum
         Chief Executive Officer